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                                                        Exhibit 99.2 to Form 8-K

FOR IMMEDIATE RELEASE           CONTACT:

                                MEDIA INQUIRIES:
                                Ginny Focke
                                Manager - Public Relations
                                (937) 296-7360
                                         or
                                Jack Mullen
                                Sr. Vice President - Marketing
                                (937) 296-2969

                                INVESTOR INQUIRIES:
                                Perry Schiller
                                Sr. Vice President and Treasurer
                                (937) 296-4698

                LAURA POMERANTZ APPOINTED TO ELDER-BEERMAN BOARD

           BOARD SETS PURCHASE PRICE FOR SHAREHOLDER RIGHTS AGREEMENT

DAYTON, OHIO, January 30, 1998 -- The Elder-Beerman Stores Corp. announced today that Laura H. Pomerantz has joined its board of directors as the ninth and final member, concluding the board selection process.

         Pomerantz is currently Senior Managing Director of Newmark & Co. Real Estate Inc., a full service commercial real estate firm based in New York.

         Prior to joining Newmark & Co., Pomerantz was Executive Vice President and a member of the board of directors of The Leslie Fay Companies, Inc. During her more than 18 years with Leslie Fay, she also served as President of personal sportswear, Chairman of Breckenridge, Chairman of the Theo Miles division, and in supervising capacities of other divisions including Castleberry Knits, Outlander, Nipon and Mary Ann Restivo.



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ELDER-BEERMAN NAMES POMERANTZ TO BOARD / P. 2

         "Elder-Beerman is fortunate to have found an executive of this caliber to round out our board," said Frederick J. Mershad, Chairman and Chief Executive Officer of Elder-Beerman, "Elder-Beerman's board is a well-balanced group of individuals possessing a wealth of knowledge and experience. We look forward to their contributions and guidance."

         Pomerantz fills the slot previously announced as designated for Sheli
Z. Rosenberg of Equity Group Investment, Inc. Rosenberg was a prospective board candidate who declined the invitation to serve prior to the company's emergence from Chapter 11 on December 30, 1997.

         Elder-Beerman's new board is comprised of:

         - FREDERICK J. MERSHAD, Chairman and Chief Executive Officer, The Elder-Beerman Stores Corp.

         - JOHN A. MUSKOVICH, President, Chief Operating Officer and Chief Financial Officer, The Elder-Beerman Stores Corp.

         - STEVEN C. MASON, retired Chairman and Chief Executive Officer, Mead Corp.

         - STEWART M. KASEN, retired Chairman and Chief Executive Officer, Best Products Co., Inc.

         - THOMAS J. NOONAN, JR., Executive Vice President, Herman's Sporting Goods.

         - BERNARD OLSOFF, retired President and Chief Executive Officer, Frederick Atkins, Inc.

         -        LAURA H. POMERANTZ, Senior Managing Director, Newmark & Co.
                  Real Estate, Inc.

         - JACK A. STAPH, Private Investor, Private Practice of Law and former Senior Vice President, Secretary and General Counsel, Revco D.S., Inc.

         - JOHN J. WEISNER, retired Chairman, President and Chief Executive Officer, C.R. Anthony Co.



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ELDER-BEERMAN NAMES POMERANTZ TO BOARD / P. 3

         Elder-Beerman also announced today that its board of directors established a purchase price of $60.00 for the share purchase rights issued pursuant to the company's shareholder rights agreement. The rights agreement was adopted on December 30, 1997, pursuant to the confirmation of the company's plan of reorganization. As confirmed, the rights agreement provided that the company's board of directors would establish the purchase price for the rights at its first regular meeting following December 30, 1997.

         The Elder-Beerman Stores Corp. is a leading regional department store company headquartered in Dayton, Ohio. Annual sales in fiscal 1996 were $597.0 million. Elder-Beerman operates 48 department stores in Ohio, Indiana, Illinois, Michigan, Wisconsin, Kentucky and West Virginia. The company's Bee-Gee shoe division operates 61 El-Bee and Shoebilee! shoe stores in seven states. Elder-Beerman also operates two furniture superstores.

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